Exhibit 3.5

ARTICLES OF INCORPORATION
OF
CCSC/BLACKHAWK, INC.

KNOW ALL MEN BY THESE PRESENTS, that Isaacson, Rosenbaum, Woods & Levy, P.C., a Colorado professional corporation, desiring to form a body corporate under the laws of the State of Colorado, does hereby make, execute and acknowledge these Articles of Incorporation in writing, and does hereby set forth, declare and certify as follows:

ARTICLE I
Name

The name of our corporation shall be CCSC/Blackhawk, Inc.

ARTICLE II
Term of Existence

The corporation shall exist in perpetuity.

ARTICLE III
Purpose and Powers

A.            Purpose.  This corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

B.            Powers.  In furtherance of the purposes set forth above in this Article, the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including but not limited to the power to lend money to, to guarantee the obligations of, and to otherwise assist its employees (other than employees who are also directors of the corporation).

ARTICLE IV
Capital Stock

The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred (100) shares of common stock par value $.01.  Said stock may be issued for tangible and nontangible property or benefit to the corporation including cash, promissory notes, services performed or other security of the corporation, and when issued, shall be issued fully paid and nonassessable.  The preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the capital stock of the corporation are as follows:

A.            Dividends.  Dividends may be paid upon the common stock as and when declared by the Board of Directors out of funds of the corporation legally available therefor.

B.            Payment on Liquidation.  Upon any liquidation, dissolution or winding up of the corporation, and after payment or setting aside of an amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the corporation, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock.

C.            Voting Rights.  The sole voting power shall be and remain solely in the common stock, each holder of common stock being entitled to one vote for each share thereof held.

D.            No Cumulative Voting.  Cumulative voting shall not be allowed in the election of directors of this corporation.

E.             No Pre-Emptive Rights.  No shareholder of this corporation shall, because of his ownership of stock, have a pre-emptive right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation issued, optioned, or sold by it after its incorporation.  Any part of the common stock and any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation authorized by these Articles of Incorporation or any amendment thereto duly filed, may at any time be issued, optioned for sale, and sold or disposed of by this corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper without first offering such stock or security or any part thereof to existing stockholders.

ARTICLE V
Registered Office and Agent/Principal Office

The registered office in the State of Colorado of the corporation shall be 1560 Broadway, Denver, Colorado 80202, and the registered agent upon whom process may be served in this state is Corporation Service Company at the same address.  Corporation Service Company evidences its agreement and consent to serve as registered agent for CCSC/Blackhawk, Inc. by its signature below.  Said office and agent may be changed at any time hereafter without amendment of these Articles of Incorporation by any document or instrument required or permitted to be filed by law.  The principal office of the corporation shall be at 340 Main Street, Black Hawk, Colorado 80422.

ARTICLE VI
Shareholders’ Meetings

A.            At any meeting of the shareholders of this corporation, a quorum shall consist of a majority of the shares of stock entitled to vote at the meeting represented in person or by proxy.  If a quorum is present, the affirmative vote of the majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the action of the shareholders.

B.            When, with respect to any action to be taken by the shareholders of this corporation the provisions of Articles 101-117, Title 7, Colorado Business Corporation Act, as amended (the “Colorado Business Corporation Act”) require the vote or concurrence of the holders of a majority of the outstanding shares of this corporation or of the shares entitled to vote thereon or of any class or series, such requirement shall be and hereby is of such shares or class or series thereof.

C.            Notwithstanding the provisions of Title 7, Article III, Section 103(5), Colorado Business Corporation Act, as amended, the holders of the common stock of this corporation shall be entitled to vote upon each and every merger, share exchange, sale of substantially all of the corporation’s assets, or any transaction which would dissolve the corporation, involving this corporation.  In this regard, the affirmative vote necessary to effectuate any action contemplated in this paragraph shall be a majority of the outstanding shares of this corporation or of the shares entitled to vote thereon.

ARTICLE VII
Rights of Directors and Officers To Contract
With the Corporation and Conflicts of Interest

No contract or other transaction between this corporation and one or more of its directors or officers or any corporation, firm, association or entity in which one or more of its directors or officers is a director or officer or is financially interested shall be either void or voidable solely because of such relationship or interest or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

A.            The material facts of such relationship or interest and as to the conflicting interest transaction, are disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of any interested director or officer; or

B.            The material facts of such relationship or interest and as to the conflicting interest transaction, are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

C.            The contract or transaction is fair and reasonable to the corporation as of the time it is approved and adopted by the Board of Directors.

ARTICLE VIII
Indemnification

A.            The corporation shall indemnify any person who has served or is serving as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any cost or liability incurred by such person by reason of such service to the fullest extent provided by law.

B.            There shall be no personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty, except that the foregoing shall not limit liability for a breach of the director’s duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403, Colorado Business Corporation Act, as amended, or any transaction from which the director derives an improper personal benefit.

ARTICLE IX
Restrictions on Common Stock

The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed, or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of common stock.

ARTICLE X
Restrictions on Issuance of Voting Securities

The corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  Any transfer in violation thereof shall be void until (a) the corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this corporation is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the corporation, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability.  Until such voting securities or other voting interests are owned by persons found by this Commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

ARTICLE XI
Bylaws

The Board of Directors and/or the Shareholders of this corporation shall have the power to adopt such prudent Bylaws as may be deemed necessary or convenient for the proper government and management of the business and affairs of this corporation, and to amend, alter or repeal the same at any regular meeting or at any special meeting called for that purpose.

ARTICLE XII
Incorporator

The name and address of the incorporator is as follows:

Isaacson, Rosenbaum, Woods & Levy, P.C.

633 17th Street, Suite 2200

Denver, Colorado 80202

ARTICLE XIII
Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provision to its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the Colorado Business Corporation Act, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

IN WITNESS WHEREOF, the above-named incorporator has hereunto set his hand this 2nd day of July, 2001.

ISAACSON, ROSENBAUM, WOODS & LEVY, P.C. a Colorado professional corporation

/s/ Jonathan H. Steeler
Jonathan H. Steeler, Authorized Signatory

The undersigned acknowledges and agrees to
serve as registered agent for CCSC/Blackhawk, Inc.
as of the day of July, 2001.

CORPORATION SERVICE COMPANY
(If entity, name of entity)

By	/s/ [SIGNATURE APPEARS HERE]
Name:	[NAME APPEARS HERE]
Title:	Asst. Secretary

STATE OF COLORADO	)
CITY AND	) ss
COUNTY OF DENVER	)

I, the undersigned, a Notary Public, hereby certify that on the 2nd day of July, 2001, personally appeared before me, Jonathan H. Steeler, who being by me first duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

WITNESS my hand and official seal.

My commission expires: 12/10/01

/s/ Klistin A. Long
Notary Public